UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EATON VANCE NEXTSHARES TRUST                     ______________________________________________________________

(Exact Name of Registrant as Specified in this Charter)

Massachusetts

__________(see next page)__________

       (State of Incorporation or Organization)

      (I.R.S. Employer Identification No.)

                  Two International Place

    Boston, Massachusetts

  02110

       (Address of Principal Executive Offices)

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  [  ]

Securities Act registration statement file number to which this form relates: 333-197733

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Shares of Beneficial Interest, No Par Value	The NASDAQ Stock Market LLC

 Securities to be registered pursuant to Section 12(g) of the Act:

None

____________________

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the separate series (“Fund”) of Eaton Vance NextShares Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 5 to the Trust’s Registration Statement under the Securities Act of 1933 (Commission File No.333-197733) and Amendment No. 5 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No.811-22982), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.  The Trust’s Registration Statement was declared effective by the Securities and Exchange Commission on December 11, 2015.

The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
Eaton Vance Growth NextShares	47-5460067
Eaton Vance Stock NextShares	47-5444568
Eaton Vance Large-Cap Value NextShares	47-3346484
Eaton Vance Small-Cap NextShares	81-1105389
Eaton Vance Global Income Builder NextShares (formerly Eaton Vance Global Dividend Income NextShares)	81-1076212
Eaton Vance Richard Bernstein Equity Strategy NextShares	81-1105576
Parametric International Equity NextShares	81-1109879
Eaton Vance Balanced NextShares	81-1067127
Eaton Vance Richard Bernstein All Asset Strategy NextShares	81-1110085
Parametric Emerging Markets NextShares	81-1110232

Item 2:  Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized this 19th day of January, 2016.

EATON VANCE NEXTSHARES TRUST

By: /s/ Maureen A. Gemma

     Name:  Maureen A. Gemma

     Title:     Secretary